EXHIBIT 99.1

EQUATOR Beverage Company Common Share Repurchase

JERSEY CITY, N.J./ACCESSWIRE/ June 23, 2023 – EQUATOR Beverage Company (OTC: MOJO) Common Share Repurchase

EQUATOR Beverage Company completed the acquisition of 176,200 shares of its common stock this week.  The total number of shares repurchased and added to treasury for the first six months of 2023 has reached 380,019 shares. These repurchases equal 14 percent of the DTC shares prior to the commencement of the repurchases.

The total DTC shares now stand at 2,376,254.

Based on current projections, the Company intends to continue its share repurchase activities throughout the remainder of 2023. This strategic decision demonstrates the company's commitment to optimizing its capital structure and delivering long-term value to its shareholders. By repurchasing shares, EQUATOR Beverage Company aims to enhance shareholder returns and potentially increase earnings per share, reflecting confidence in the company's financial position and future prospects.

For additional information contact Glenn Simpson CEO EQUATOR Beverage Company at 917 574 1690 Stock Symbol: MOJO

Important Cautions Regarding Forward Looking Statements

This press release contains forward-looking statements within the definition of Section 27A of the Securities Act of 1933, as amended and such section 21E of the Securities Act of 1934, amended. These forward-looking statements should not be used to make an investment decision. The words 'estimate,' 'possible' and 'seeking' and similar expressions identify forward- looking statements, which speak only as to the date the statement was made. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events, or otherwise. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted, or quantified. Future events and actual results could differ materially from those set forth in, contemplated or underlying the forward-looking statements. The risks and uncertainties to which forward- looking statements are subject include, but are not limited to, the effect of government regulation, competition and other material risk.

Related Links: https://equatorbeverage.com/

Contact: Glenn Simpson, Chairman & CEO

Phone Number: 917 574 1690

SOURCE: EQUATOR Beverage Company